BY-LAWS

OF

T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

AS AMENDED:

JULY 21, 1999

FEBRUARY 5, 2003

APRIL 21, 2004

FEBRUARY 8, 2005

JULY 22, 2008

OCTOBER 17, 2011

JULY 25, 2018

JULY 25, 2022

	3.15. Compensation	8
	3.16. Action Without a Meeting	8
	3.17. Director Emeritus	8

ARTICLE IV.	EXECUTIVE COMMITTEE AND OTHER COMMITTEES	8

	4.01. How Constituted	8
	4.02. Powers of the Executive Committee	8
	4.03. Other Committees of the Board of Directors	9
	4.04. Proceedings, Quorum and Manner of Acting	9
	4.05. Other Committees	9

ARTICLE V.	OFFICERS	9

	5.01. General	9
	5.02. Election, Term of Office and Qualifications	10
	5.03. Resignation	10
	5.04. Removal	10
	5.05. Vacancies and Newly Created Offices	10
	5.06. Chair of the Board	10
	5.07. President	10
	5.08. Vice President	11
	5.09. Treasurer and Assistant Treasurers	11
	5.10. Secretary and Assistant Secretaries	11
	5.11. Subordinate Officers	12
	5.12. Remuneration	12

ARTICLE VI.	CUSTODY OF SECURITIES AND CASH	12

	6.01. Employment of a Custodian	12
	6.02. Central Certificate Service	12
	6.03. Cash Assets	13
	6.04. Free Cash Accounts	13
	6.05. Action Upon Termination of Custodian Agreement	13

ARTICLE VII.	EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES	13

	7.01. Execution of Instruments	13
	7.02. Voting of Securities	14

ARTICLE VIII.	CAPITAL STOCK	14

	8.01. Ownership of Shares	14
	8.02. Transfer of Capital Stock	14
	8.03. Transfer Agents and Registrars	14
	8.04. Transfer Regulations	14
	8.05. Fixing of Record Date	14

ARTICLE IX.	FISCAL YEAR, ACCOUNTANT	15

	9.01. Fiscal Year	15
	9.02. Accountant	15

ARTICLE X.	INDEMNIFICATION AND INSURANCE	16

	10.01. Indemnification and Payment of Expenses in Advance	16
	10.02. Insurance of Officers, Directors, Employees and Agents	17

ARTICLE XI.	AMENDMENTS	18

	11.01. General	18
	11.02. By Shareholders Only	18

ARTICLE XII.	MISCELLANEOUS	18

	12.01 Use of the Term “Annual Meeting”	18

T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

(A Maryland Corporation)

BY-LAWS

ARTICLE I

NAME OF CORPORATION,

LOCATION OF OFFICES AND SEAL

 Section 1.01. Name: The name of the Corporation is T. ROWE PRICE FINANCIAL SERVICES FUND, INC.

 Section 1.02. Principal Office: The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation may, in addition, establish and maintain such other offices and places of business, within or outside the State of Maryland, as the Board of Directors may from time to time determine. [ MGCL, Sections 2-103(4), 2108(a)(1) ]

 Section 1.03. Seal: The corporate seal of the Corporation shall be circular in form, and shall bear the name of the Corporation, the year of its incorporation, and the words “Corporate Seal, Maryland.” The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. In lieu of affixing the corporate seal to any document it shall be sufficient to meet the requirements of any law, rule, or regulation relating to a corporate seal to affix the word “(Seal)” adjacent to the signature of the authorized officer of the Corporation. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. [ MGCL, Sections 1304(b), 2103(3) ]

ARTICLE II

SHAREHOLDERS

 Section 2.01. Annual Meetings: The Corporation shall not be required to hold an annual meeting of its shareholders in any year unless the Investment Company Act of 1940 requires an election of directors by shareholders. In the event that the Corporation shall be so required to hold an annual meeting, such meeting shall be held at a date and time set by the Board of Directors, which date shall be no later than 120 days after the occurrence of the event requiring the meeting. Any shareholders’ meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of shareholders for the fiscal year of the corporation in which the meeting is held. At any such meeting, the shareholders shall elect directors to hold the offices of any directors who have held office for more than one year or who have been elected by the Board of Directors to fill vacancies which result from any cause. Except as the Articles of Incorporation or statute provides otherwise, Directors may transact any business within the powers of the Corporation as may properly come before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by statute to be stated in the notice. [ MGCL, Section 2501 ]

 Section 2.02. Special Meetings: Special meetings of the shareholders may be called at any time by the Chair of the Board, the President, any Vice President, or by the Board of Directors. Special meetings of the shareholders shall be called by the Secretary on the written request of shareholders entitled to cast (a) in the case of a meeting for the purpose of removing a director, at least ten (10) percent and (b) in the case of a meeting for any other purpose, at least 25 percent, in each case of all the votes entitled to be cast at such meeting, provided that any such request shall state the purpose or purposes of the meeting and the matters proposed to be acted on, and the shareholders requesting the meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such shareholders. Unless requested by shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve (12) months. [ MGCL, Section 2502 ]

(Section 2.02. Special Meetings, as amended February 5, 2003)

 Section 2.03. Place of Meetings: All shareholders’ meetings shall be held at such place within the United States as may be fixed from time to time by the Board of Directors. [ MGCL, Section 2503 ]

 Section 2.04. Notice of Meetings: Not less than ten (10) days, nor more than ninety (90) days before each shareholders’ meeting, the Secretary or an Assistant Secretary of the Corporation shall give to each shareholder entitled to vote at the meeting, and each other shareholder entitled to notice of the meeting, written notice stating (1) the time and place of the meeting, and (2) the purpose or purposes of the meeting if the meeting is a special meeting or if notice of the purpose is required by statute to be given. Such notice shall be personally delivered to the shareholder, or left at the shareholder’s residence or usual place of business, or mailed to the shareholder at this address or transmitted to the shareholder by electronic mail to any electronic mail address of the shareholder or by any other electronic means in all cases as such address appears on the records of the Corporation. No notice of a shareholders’ meeting need be given to any shareholder who shall sign a written waiver of such notice, whether before or after the meeting, which is filed with the records of shareholders’ meetings, or to any shareholder who is present at the meeting in person or by proxy. Notice of adjournment of a shareholders’ meeting to another time or place need not be given if such time and place are announced at the meeting, unless the adjournment is for more than one hundred twenty (120) days after the original record date. [ MGCL, Sections 2-504, 2-511(d) ]

(Section 2.04. Notice of Meetings, as amended July 21, 1999)

 Section 2.05. Voting - In General: Except as otherwise specifically provided in the Articles of Incorporation or these By-Laws, or as required by provisions of the Investment Company Act with respect to the vote of a series, if any, of the Corporation, at every shareholders’ meeting, each shareholder shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and held by such shareholder, except that no shares held by the Corporation shall be entitled to a vote. Fractional shares shall be entitled to fractional votes. Except as otherwise specifically provided in the Articles of Incorporation, or these By-Laws, or as required by provisions of the Investment Company Act, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting. [ MGCL, Sections 2214(a)(i), 2506(a)(2), 2-507(a), 2-509(b) ]

 Section 2.06. Shareholders Entitled to Vote: If, pursuant to Section 8.05 hereof, a record date has been fixed for the determination of shareholders entitled to notice of or to vote at any shareholders’ meeting, each shareholder of the Corporation shall be entitled to vote in person or by proxy, each share or fraction of a share of stock outstanding in the Shareholder’s name on the books of the Corporation on such record date. If no record date has been fixed for the determination of shareholders, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which notice of the meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting, or, if notice is waived by all shareholders, at the close of business on the tenth (10th) day next preceding the date of the meeting. [ MGCL, Sections 2-507, 2-511 ]

 Section 2.07. Voting - Proxies: A shareholder may authorize another person to act as proxy for the shareholder by: (i) signing a writing authorizing another person to act as proxy, (ii) the shareholder’s authorized agent signing the writing or causing the shareholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature, or (iii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to the person authorized to act as proxy or any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. A copy, facsimile telecommunication, or other reliable reproduction of the writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. No proxy shall be valid more than eleven (11) months after its date unless it provides for a longer period. [ MGCL, Section 2-507(b) and (c) ]

(Section 2.07. Voting – Proxies, as amended July 21, 1999)

 Section 2.08. Quorum: The presence at any shareholders’ meeting, in person or by proxy, of shareholders entitled to cast one-third of the votes entitled to be cast at the meeting shall constitute a quorum.

(Section 2.08. Quorum, as amended July 22, 2008)

 Section 2.09. Absence of Quorum: In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present thereat in person or by proxy, or, if no shareholder entitled to vote is present in person or by proxy, any officer present who is entitled to preside at or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

 Section 2.10. Stock Ledger and List of Shareholders: It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporation’s transfer agent, containing the names and addresses of all shareholders and the number of shares of each class held by each shareholder. Such stock ledger may be in written form, or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, who together are and for at least six (6) months have been shareholders of record of at least five percent (5%) of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the shareholders of the Corporation. Within twenty (20) days after such a request, there shall be prepared and filed at the Corporation’s principal office a list, verified under oath by an officer of the Corporation or by its stock transfer agent or registrar, which sets forth the name and address of each shareholder and the number of shares of each class which the shareholder holds. [ MGCL, Sections 2209, 2513 ]

 Section 2.11. Informal Action By Shareholders: Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the following are filed with the records of shareholders’ meetings:

  (a) A unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter; and

  (b) A written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting, but not entitled to vote at it. [ MGCL, Section 2505 ]

ARTICLE III

BOARD OF DIRECTORS

 Section 3.01. Number and Term of Office: The Board of Directors shall consist of one (1) Director, which number may be increased by a resolution of a majority of the entire Board of Directors, provided that the number of Directors shall not be more than fifteen (15) nor less than the lesser of (i) three (3) or (ii) the number of shareholders of the Corporation. Each Director (whenever elected) shall hold office until the next annual meeting of shareholders and until each Director’s successor is elected and qualified or until a Director’s earlier death, resignation, or removal. [ MGCL, Sections 2-402, 2-404, 2-405 ]

 Section 3.02. Qualification of Directors: No member of the Board of Directors need be a shareholder of the Corporation, but at least one member of the Board of Directors shall be a person who is not an interested person (as such term is defined in the Investment Company Act) of the investment adviser of the Corporation, nor an officer or employee of the Corporation. [ MGCL, Section 2403; Investment Company Act, Section 10(d) ]

 Section 3.03. Election of Directors: Until the first annual meeting of shareholders, or until successors are duly elected and qualified, the Board of Directors shall consist of the persons named as such in the Articles of Incorporation. Thereafter, except as otherwise provided in Sections 3.04 and 3.05 hereof, at each annual meeting, the shareholders shall elect Directors to hold office until the next annual meeting and/or until their successors are elected and qualify. In the event that Directors are not elected at an annual shareholders’ meeting, then Directors may be elected at a special shareholders’ meeting. Directors shall be elected by vote of the holders of a plurality of the shares present in person or by proxy and entitled to vote. [ MGCL, Section 2404 ]

 Section 3.04. Removal of Directors: At any meeting of shareholders, duly called and at which a quorum is present, the shareholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any Director or Directors from office, either with or without cause, and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed Directors. [ MGCL, Sections 2406, 2407 ]

 Section 3.05. Vacancies and Newly Created Directorships: If any vacancies occur in the Board of Directors by reason of resignation, removal or otherwise, or if the authorized number of Directors is increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the shareholders) may be filled by a majority of the Directors then in office, whether or not sufficient to constitute a quorum, provided that, immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the shareholders of the Corporation. In the event that at any time, other than the time preceding the first meeting of shareholders, less than a majority of the Directors of the Corporation holding office at that time were so elected by the shareholders, a meeting of the shareholders shall be held promptly and in any event within sixty (60) days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period. Except as provided in Section 3.04 hereof, a Director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of shareholders or until a Director’s successor is elected and qualified. [ MGCL, Section 2-407; Investment Company Act, Section 16(a) ]

 Section 3.06. General Powers:

  (a) The property, business, and affairs of the Corporation shall be managed under the direction of the Board of Directors which may exercise all the powers of the Corporation except such as are by law, by the Articles of Incorporation, or by these By-Laws conferred upon or reserved to the shareholders of the Corporation. [ MGCL, Section 2-401 ]

  (b) All acts done by any meeting of the Directors or by any person acting as a Director, so long as a Director’s successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or such person acting as a Director or that they or any of them were disqualified, be as valid as if the Directors or such person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

 Section 3.07. Power to Issue and Sell Stock: The Board of Directors may from time to time authorize by resolution the issuance and sale of any of the Corporation’s authorized shares to such persons as the Board of Directors shall deem advisable and such resolution shall set the minimum price or value of consideration for the stock or a formula for its determination, and shall include a fair description of any consideration other than money and a statement of the actual value of such consideration as determined by the Board of Directors or a statement that the Board of Directors has determined that the actual value is or will be not less than a certain sum. [ MGCL, Section 2203 ]

 Section 3.08. Power to Declare Dividends:

  (a) The Board of Directors, from time to time as it may deem advisable, may declare and the Corporation pay dividends, in cash, property, or shares of the Corporation available for dividends out of any source available for dividends, to the shareholders according to their respective rights and interests. [ MGCL, Section 2309 ]

  (b) The Board of Directors shall cause to be accompanied by a written statement any dividend payment wholly or partly from any source other than the Corporation’s accumulated undistributed net income (determined in accordance with good accounting practice and the rules and regulations of the Securities and Exchange Commission then in effect) not including profits or losses realized upon the sale of securities or other properties. Such statement shall adequately disclose the source or sources of such payment and the basis of calculation and shall be otherwise in such form as the Securities and Exchange Commission may prescribe. [ Investment Company Act, Section 19; SEC Rule 19a-1; MGCL, Section 2-309(c) ]

  (c) Notwithstanding the above provisions of this Section 3.08, the Board of Directors may at any time declare and distribute pro rata among the shareholders a stock dividend out of the Corporation’s authorized but unissued shares of stock, including any shares previously purchased by the Corporation, provided that such dividend shall not be distributed in shares of any class with respect to any shares of a different class. The shares so distributed shall be issued at the par value thereof, and there shall be transferred to stated capital, at the time such dividend is paid, an amount of surplus equal to the aggregate par value of the shares issued as a dividend and there may be transferred from earned surplus to capital surplus such additional amount as the Board of Directors may determine. [ MGCL, Section 2309 ]

 Section 3.09. Annual and Regular Meetings: The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held after the annual shareholders’ meeting at such time and place as may be specified in the notice of such meeting of the Board of Directors or, in the absence of such annual shareholders’ meeting, at such time and place as the Board of Directors may provide. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place (within or outside the State of Maryland). [ MGCL, Section 2409(a) ]

 Section 3.10. Special Meetings: Special meetings of the Board of Directors shall be held whenever called by the Chair of the Board, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer, or two or more Directors, at the time and place (within or outside the State of Maryland) specified in the respective notices or waivers of notice of such meetings.

 Section 3.11. Notice: Notice of annual, regular, and special meetings shall be in writing, stating the time and place, and shall be mailed to each Director at each Director’s residence or regular place of business or caused to be delivered to each Director personally or to be transmitted to each Director by telegraph, cable, or wireless at least two (2) days before the day on which the meeting is to be held. Except as otherwise required by the By-Laws or the Investment Company Act, such notice need not include a statement of the business to be transacted at, or the purpose of, the meeting. [ MGCL, Section 2- 409(b) ]

 Section 3.12. Waiver of Notice: No notice of any meeting need be given to any Director who is present at the meeting or to any Director who signs a waiver of the notice of the meeting (which waiver shall be filed with the records of the meeting), whether before or after the meeting. [ MGCL, Section 2-409(c) ]

 Section 3.13. Quorum and Voting: At all meetings of the Board of Directors the presence of one- third of the total number of Directors authorized, but not less than two (2) Directors if there are at least two directors, shall constitute a quorum. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors unless the concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these By-Laws. [ MGCL, Section 2-408 ]

 Section 3.14. Conference Telephone: Members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board or of such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at such meeting. [ MGCL, Section 2409(d) ]

 Section 3.15. Compensation: Each Director may receive such remuneration for each

Director’s services as shall be fixed from time to time by resolution of the Board of Directors.

 Section 3.16. Action Without a Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a unanimous written consent which sets forth the action is given in writing or by electronic transmission by each member of the Board or committee and is filed in paper or electronic form with the minutes of proceedings of the Board or committee. [ MGCL, Section 2-408(c) ]

(Section 3.16. Action Without a Meeting, as amended February 8, 2005)

 Section 3.17. Director Emeritus: Upon the retirement of a Director of the Corporation, the Board of Directors may designate such retired Director as a Director Emeritus. The position of Director Emeritus shall be honorary only and shall not confer upon such Director Emeritus any responsibility, or voting authority, whatsoever with respect to the Corporation. A Director Emeritus may, but shall not be required to, attend the meetings of the Board of Directors and receive materials normally provided Directors relating to the Corporation. The Board of Directors may establish such compensation as it may deem appropriate under the circumstances to be paid by the Corporation to a Director Emeritus.

ARTICLE IV

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

 Section 4.01. How Constituted: By resolution adopted by the Board of Directors, the Board may appoint from among its members one or more committees, including an Executive Committee, each consisting of one or more Directors. Each member of a committee shall hold office during the pleasure of the Board. [ MGCL, Section 2411 ]

(Section 4.01. How Constituted, as amended April 21, 2004)

 Section 4.02. Powers of the Executive Committee: Unless otherwise provided by resolution of the Board of Directors, the Executive Committee, in the intervals between meetings of the Board of Directors, shall have and may exercise all of the powers of the Board of Directors to manage the business and affairs of the Corporation except the power to:

  (a) Declare dividends or distributions on stock;

  (b) Issue stock other than as provided in Section 2-411(b) of Corporations and Associations Article of the Annotated Code of Maryland;

  (c) Recommend to the shareholders any action which requires shareholder approval;

  (d) Amend the By-Laws; or

  (e) Approve any merger or share exchange which does not require shareholder approval. [ MGCL, Section 2411(a) ]

 Section 4.03. Other Committees of the Board of Directors: To the extent provided by resolution of the Board, other committees shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee. [ MGCL, Section 2411(a) ]

 Section 4.04. Proceedings, Quorum, and Manner of Acting: In the absence of appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two (2) Directors. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member. [ MGCL, Section 2-411(c) ]

 Section 4.05. Other Committees: The Board of Directors may appoint other committees, each consisting of one or more persons who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

ARTICLE V

OFFICERS

 Section 5.01. General: The officers of the Corporation shall be a President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President), a Secretary, and a Treasurer, and may include one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.11 hereof. The Board of Directors may elect, but shall not be required to elect, a Chair of the Board. [ MGCL, Section 2-412 ]

 Section 5.02. Election, Term of Office and Qualifications: The officers of the Corporation (except those appointed pursuant to Section 5.11 hereof) shall be elected by the Board of Directors at its first meeting and thereafter at each annual meeting of the Board. If any officer or officers are not elected at any such meeting, such officer or officers may be elected at any subsequent regular or special meeting of the Board. Except as provided in Sections 5.03, 5.04, and 5.05 hereof, each officer elected by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until the officer’s successor shall have been chosen and qualified. Any person may hold two or more offices of the Corporation, except that neither the Chair of the Board, nor the President, may hold the office of Vice President, but no person shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, or these By-Laws to be executed, acknowledged, or verified by two or more officers. The Chair of the Board shall be selected from among the Directors of the Corporation and may hold such office only so long as the Chair continues to be a Director. No other officer need be a Director. [ MGCL, Sections 2-412, 2-413 and 2-415 ]

 Section 5.03. Resignation: Any officer may resign from office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

 Section 5.04. Removal: Any officer may be removed from office by the Board of Directors whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby. [ MGCL, Section 2413(c) ]

 Section 5.05 Vacancies and Newly Created Offices: If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any meeting or, in the case of any office created pursuant to Section 5.11 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors. [ MGCL, Section 2413(d) ]

 Section 5.06. Chair of the Board: Unless otherwise provided by resolution of the Board of Directors, the Chair of the Board shall be selected from among the Directors who are not “interested persons” of the Corporation, as such term is defined in the Investment Company Act, and shall not be an officer of the Corporation. The Chair shall preside at all shareholders’ meetings and at all meetings of the Board of Directors. The Chair shall be ex officio a member of all standing committees of the Board of Directors, except for the Executive Committee. The Chair shall have such powers and perform such duties as may be assigned to the Chair from time to time by the Board of Directors, as consistent with the Chair’s position as non-executive Chair.

 (Section 5.06. Chair of the Board, as amended July 25, 2018)

 Section 5.07. President: Unless otherwise provided by resolution of the Board of Directors, the President shall have general charge of the business, affairs, property, and operation of the Corporation and its officers, employees, and agents. The President may sign certificates representing stock of the Corporation authorized for issuance by the Board of Directors. Except as the Board of Directors may otherwise order, the President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The President shall exercise such other powers and perform such other duties as from time to time may be assigned to the President by the Board of Directors. Without limiting the generality of the foregoing, the President shall not be the Principal Executive Officer (“PEO”) of the Corporation (and each of its separate funds, if applicable) for the purpose of performing specific obligations and accountabilities of the PEO as required under the Sarbanes-Oxley Act of 2002 and rules promulgated thereunder if another officer is appointed by resolution of the Board as the PEO for such purpose.

 (Section 5.07. President, as amended July 25, 2018)

 Section 5.08. Vice President: The Board of Directors shall, from time to time, designate and elect one or more Vice Presidents (one or more of whom may be designated Executive Vice President) who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, the Vice President in order of seniority of tenure in such office or in such other order as the Board of Directors may determine) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign (unless the Chair, the President, or another Vice President shall have signed) certificates representing stock of the Corporation authorized for issuance by the Board of Directors.

 Section 5.09. Treasurer and Assistant Treasurers: The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, the Treasurer shall have general supervision of the funds and property of the Corporation and of the performance by the custodian of its duties with respect thereto. The Treasurer may countersign (unless an Assistant Treasurer or Secretary or Assistant Secretary shall have countersigned) certificates representing stock of the Corporation authorized for issuance by the Board of Directors. The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all of the Treasurer’s transactions as Treasurer; and as soon as possible after the close of each fiscal year the Treasurer shall make and submit to the Board of Directors a like report for such fiscal year. The Treasurer shall cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of shareholders and filed within twenty (20) days thereafter at the principal office of the Corporation. The Treasurer shall perform all the acts incidental to the office of the Treasurer, subject to the control of the Board of Directors. Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, an Assistant Treasurer may perform all the duties of the Treasurer.

 Section 5.10. Secretary and Assistant Secretaries: The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the shareholders and Directors in one or more books to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Corporation and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. The Secretary shall countersign (unless the Treasurer, an Assistant Treasurer or an Assistant Secretary shall have countersigned) certificates representing stock of the Corporation authorized for issuance by the Board of Directors. The Secretary shall perform such other duties as appertain to the Secretary’s office or as may be required by the Board of Directors. Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, an Assistant Secretary may perform all the duties of the Secretary.

 Section 5.11. Subordinate Officers: The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities, and duties. [ MGCL, Section 2-412(b) ]

 Section 5.12. Remuneration: The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 5.11 hereof.

ARTICLE VI

CUSTODY OF SECURITIES AND CASH

 Section 6.01. Employment of a Custodian: The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities, and similar investments owned by the Corporation. The Custodian shall be a bank having an aggregate capital, surplus, and undivided profits of not less than $10,000,000. Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Corporation’s Custodian may deposit all or a part of the securities owned by the Corporation in a sub-custodian or sub-custodians situated within or without the United States. The Custodian shall be appointed and its remuneration fixed by the Board of Directors. [ Investment Company Act, Section 17(f) ]

 Section 6.02. Central Certificate Service: Subject to such rules, regulations, and orders as the Securities and Exchange Commission may adopt as necessary or appropriate for the protection of investors, the Corporation’s Custodian may deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by a national securities exchange or national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities. [ Investment Company Act, Section 17(f) ]

 Section 6.03. Cash Assets: The cash proceeds from the sale of securities and similar investments and other cash assets of the Corporation shall be kept in the custody of a bank or banks appointed pursuant to Section 6.01 hereof, or in accordance with such rules and regulations or orders as the Securities and Exchange Commission may from time to time prescribe for the protection of investors, except that the Corporation may maintain a checking account or accounts in a bank or banks, each having an aggregate capital, surplus, and undivided profits of not less than $10,000,000, provided that the balance of such account or the aggregate balances of such accounts shall at no time exceed the amount of the fidelity bond, maintained pursuant to the requirements of the Investment Company Act and rules and regulations thereunder, covering the officers or employees authorized to draw on such account or accounts. [ Investment Company Act, Section 17(f) ]

 Section 6.04. Free Cash Accounts: The Corporation may, upon resolution of its Board of Directors, maintain a petty cash account free of the foregoing requirements of this Article VI in an amount not to exceed $500, provided that such account is operated under the imprest system and is maintained subject to adequate controls approved by the Board of Directors over disbursements and reimbursements including, but not limited to, fidelity bond coverage for persons having access to such funds. [ Investment Company Act, Rule 17f-3 ]

 Section 6.05. Action Upon Termination of Custodian Agreement: Upon resignation of a custodian of the Corporation or inability of a custodian to continue to serve, the Board of Directors shall promptly appoint a successor custodian, but in the event that no successor custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the shareholders to determine whether the Corporation shall function without a custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

ARTICLE VII

EXECUTION OF INSTRUMENTS, VOTING OF SECURITIES

 Section 7.01. Execution of Instruments: All deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Corporation, and other instruments requiring execution by the Corporation shall be signed by the Chair, the President, a Vice President, or the Treasurer, or as the Board of Directors may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

 Section 7.02. Voting of Securities: Unless otherwise ordered by the Board of Directors, the Chair, the President, or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, or in the name of the Corporation to execute proxies to vote, at any meeting of shareholders of any company in which the Corporation may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers, and privileges incident to the ownership of such stock. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons. [ MGCL, Section 2-509 ]

ARTICLE VIII

CAPITAL STOCK

 Section 8.01. Ownership of Shares:

  (a) Certificates certifying the ownership of shares will not be issued for shares purchased or otherwise acquired. The ownership of shares, full or fractional, shall be recorded on the books of the Corporation or its agent. The record books of the Corporation as kept by the Corporation or its agent, as the case may be, shall be conclusive as to the number of shares held from time to time by each such shareholder.

 Section 8.02. Transfer of Capital Stock:

  (a) Shares of stock of the Corporation shall be transferable only upon the books of the Corporation kept for such purpose.

  (b) The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable, or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Maryland.

 Section 8.03. Transfer Agents and Registrars: The Board of Directors may, from time to time, appoint or remove transfer agents and registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

 Section 8.04. Transfer Regulations: The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt lawful rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

 Section 8.05. Fixing of Record Date: The Board of Directors may fix in advance a date as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for any other proper purpose, provided that such record date shall be a date not more than ninety (90) days nor, in the case of a meeting of shareholders, less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. In such case, only such shareholders as shall be shareholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take other action, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date. A meeting of shareholders convened on the date for which it was called may be adjourned from time to time without notice to a date not more than one hundred twenty (120) days after the original record date. [ MGCL, Section 2511 ]

(Section 8.05. Fixing of Record Date, as amended October 17, 2011)

ARTICLE IX

FISCAL YEAR, ACCOUNTANT

 Section 9.01. Fiscal Year: The fiscal year of the Corporation and any series thereunder, as applicable, shall be any such period of twelve (12) calendar months as the Board of Directors may by resolution prescribe.

(Section 9.01. Fiscal Year, as amended July 25, 2022)

 Section 9.02. Accountant:

  (a) The Corporation shall employ an independent public accountant or firm of independent public accountants as its accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The accountant’s certificates and reports shall be addressed both to the Board of Directors and to the shareholders.

  (b) A majority of the members of the Board of Directors who are not interested persons (as such term is defined in the Investment Company Act) of the Corporation shall select the accountant, by vote cast in person, at any meeting held before the first annual shareholders’ meeting, and thereafter shall select the accountant annually, by vote cast in person, at a meeting held within thirty (30) days before or after the beginning of the fiscal year of the Corporation or within thirty (30) days before the annual shareholders’ meeting in that year. Such selection shall be submitted for ratification or rejection at the next succeeding annual shareholders’ meeting. If such meeting shall reject such selection, the accountant shall be selected by majority vote of the Corporation’s outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of shareholders called for the purpose.

  (c) Any vacancy occurring between annual meetings, due to the death or   resignation of the accountant, may be filled by the vote of a majority of those members of the Board of Directors who are not interested persons (as so defined) of the Corporation, cast in person at a meeting called for the purpose of voting on such action.

  (d) The employment of the accountant shall be conditioned upon the right of the Corporation by vote of a majority of the outstanding voting securities at any meeting called for the purpose to terminate such employment forthwith without any penalty. [ Investment Company Act, Section 32(a) ]

ARTICLE X

INDEMNIFICATION AND INSURANCE

 Section 10.01. Indemnification and Payment of Expenses in Advance: The Corporation shall indemnify any individual (“Indemnitee”) who is a present or former director, officer, employee, or agent of the Corporation, or who is or has been serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who, by reason of the Indemnitee’s position was, is, or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a “Proceeding”) against any judgments, penalties, fines, settlements, and reasonable expenses (including attorneys’ fees) incurred by such Indemnitee in connection with any Proceeding, to the fullest extent that such indemnification may be lawful under Maryland law. The Corporation shall pay any reasonable expenses so incurred by such Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under Maryland law. Subject to any applicable limitations and requirements set forth in the Corporation’s Articles of Incorporation and in these By-Laws, any payment of indemnification or advance of expenses shall be made in accordance with the procedures set forth in Maryland law.

 Notwithstanding the foregoing, nothing herein shall protect or purport to protect any Indemnitee against any liability to which the Indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Indemnitee’s office (“Disabling Conduct”).

 Anything in this Article X to the contrary notwithstanding, no indemnification shall be made by the Corporation to any Indemnitee unless:

 (a) there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the Indemnitee was not liable by reason of Disabling Conduct; or

  (b) in the absence of such a decision, there is a reasonable determination, based upon a review of the facts, that the Indemnitee was not liable by reason of Disabling Conduct, which determination shall be made by:

   (i) the vote of a majority of a quorum of directors who are neither “interested persons” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or

   (ii) an independent legal counsel in a written opinion.

 Anything in this Article X to the contrary notwithstanding, any advance of expenses by the Corporation to any Indemnitee shall be made only upon the undertaking by such Indemnitee to repay the advance unless it is ultimately determined that such Indemnitee is entitled to indemnification as above provided, and only if one of the following conditions is met:

  (a) the Indemnitee provides a security for the Indemnitee’s undertaking; or

  (b) the Corporation shall be insured against losses arising by reason of any lawful advances; or

  (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Indemnitee will ultimately be found entitled to indemnification, which determination shall be made by:

   (i) a majority of a quorum of directors who are neither “interested persons” of the Corporation as defined in Section 2(a)(19) of the Investment Company Act, nor parties to the Proceeding; or

(ii) an independent legal counsel in a written opinion.

 Section 10.02. Insurance of Officers, Directors, Employees and Agents: To the fullest extent permitted by applicable Maryland law and by Section 17(h) of the Investment Company Act, as from time to time amended, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against such person and incurred by such person in or arising out of such person’s position, whether or not the Corporation would have the power to indemnify such person against such liability. [ MGCL, Section 2- 418(k) ]

ARTICLE XI

AMENDMENTS

 Section 11.01. General: Except as provided in Section 11.02 hereof, all By-Laws of the Corporation, whether adopted by the Board of Directors or the shareholders, shall be subject to amendment, alteration, or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

  (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law; or

  (b) the Directors present at any regular or special meeting at which a quorum is present if the notice or waiver of notice thereof or material sent to the Directors in connection therewith on or prior to the last date for the giving of such notice under these By-Laws shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law.

 Section 11.02. By Shareholders Only:

  (a) No amendment of any section of these By-Laws shall be made except by the shareholders of the Corporation if the shareholders shall have provided in the By-Laws that such section may not be amended, altered, or repealed except by the shareholders.

  (b) From and after the issue of any shares of the Capital Stock of the Corporation, no amendment of this Article XI shall be made except by the shareholders of the Corporation.

ARTICLE XII

MISCELLANEOUS

 Section 12.01. Use of the Term “Annual Meeting:” The use of the term “annual meeting” in these By-Laws shall not be construed as implying a requirement that a shareholder meeting be held annually.

CAP\Documents\Agreements\FSF Bylaws.doc